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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                      -------------------------------------------


                                       FORM 8-K



                                    CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF

                         THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):      January 6, 1998



                   NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
          (Exact name of small business issuer as specified in its charter)



          Nevada                        0-25344               25-1741216
      (State or other juris-      (Commission file          (I.R.S. Employer
     diction of organization)          number)              Identification No.)


          1315 Greg Street, Suite 103, Sparks, Nevada            89431
           (Address of principal executive offices)              (Zip Code)



         Registrant's telephone number, including area code   (702) 356-2315

                                    Not Applicable
            (Former name or former address, if changed since last report)


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     Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 6, 1998, the Registrant entered into an Accounting Business Asset Purchase Agreement with Morris Maybruch D/B/A Maybruch & Co., and a Medical Billing Business Asset Purchase Agreement with Morris Maybruch and Shoreline Billing Systems, Inc., a New York corporation (the "Agreements"). In the transaction, the Registrant acquired the assets and business operations of the accounting and medical billing businesses effective January 1, 1998. The purchase price for the assets and business operations was $913,702 in cash and 1,634,043 shares of the Registrant's common stock valued at $0.24 per share. Under the terms of the Agreements additional shares of the Registrant's common
stock may be issued if its closing price decreases over a defined period.   The
Agreements contain customary representations and warranties, indemnifications and covenants, including a five-year non-competition agreement; a five-year buy-back agreement; and a five-year employment contract.

     The description contained herein of the acquisition is qualified in its entirety by reference to the Agreements, dated as of January 1, 1998, by and among the Registrant, Morris Maybruch, Morris Maybruch D/B/A Maybruch & Co., and Shoreline Medical Billing Systems, Inc., which is attached hereto as exhibits and are incorporated herein by reference.


     Item 5.  OTHER EVENTS.

     As previously announced, the Registrant has determined, after a detailed assessment by management, that it will restructure its operations for the future. The Registrant has decided that it will strategically align and affiliate itself, through acquisitions and partnerships, with currently established companies that offer billing and collection and practice management services to medical service providers. In connection with this restructuring, the Registrant expects to write-off approximately $5.0 million in receivables and approximately $7.5 million in intangible assets in the fourth quarter of 1997, which write-offs are related to certain contracts previously acquired by the Registrant. Due to the magmitude of these write-offs, the Registrant anticipates that it will report net losses both for the fourth quarter and the fiscal year ended December 31, 1997, although the amount of such losses has not yet been determined.

     Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               (a)  Financial Statements.

               As of the date of the filing of this Current Report on Form 8-K, it is impractical for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after January 21, 1998.

               (b)  Pro Forma Financial Information.

               As of the date of the filing of this Current Report on Form 8-K, it is impractical for the Registrant to provide the pro forma financial required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after January 21, 1998.

               (c)  Exhibits

               10.1 Form of Accounting Business Asset Purchase Agreement dated as of January 1, 1998 by and between Morris Maybruch D/B/A Maybruch & Co., CPA'S, and National Medical Financial Services Corporation.

               10.2 Form of Medical Billing Business Asset Purchase Agreement
                    dated as of January 1, 1998 by and between Morris Maybruch and Shoreline Billing Systems, Inc. and National Medical Financial Services Corporation.

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               10.3 Form of Employment Agreement dated January 1, 1998 by and between Morris Maybruch and National Medical Financial Services Corporation.

               10.4 Form of Buy-Back Agreement dated January 1, 1998 by and between Morris Maybruch; Shoreline Medical Billing Systems, Inc.; and National Medical Financial Services Corporation.

               10.5 Form of Noncompetition Agreement dated January 1, 1998 by and between Morris Maybruch and National Medical Financial Services Corporation.

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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                                 -----------------------------------------------
                                      (Registrant)



Date:  February 19, 1998         By:   /s/  Robert W. Horner, Jr.
                                 -----------------------------------------------
                                 Robert W. Horner, Jr., Vice President,
                                 Chief Financial Officer, Secretary
                                 and Treasurer


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